UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

SureWest Communications

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of SureWest Communications was held on May 25, 2011.  Shareholders representing 11,067,120 shares, or 78.5%, of the common shares outstanding as of the March 28, 2011 record date were present in person or represented at the meeting by proxy.

The four matters voted upon at the meeting, are set forth below:

(a)            Election of Board of Directors;

The seven nominees to serve as directors, which constituted the entire Board of Directors as of the meeting date, were all reelected to serve as directors by the following votes:

	Votes		Broker Non-Votes
Director	For	Withheld	and Abstentions
Kirk C. Doyle	7,814,921	432,418	2,819,781
Guy R. Gibson	7,753,326	494,013	2,819,781
Robert D. Kittredge	7,790,362	456,977	2,819,781
Steven C. Oldham	7,686,063	561,276	2,819,781
John R. Roberts III	7,754,362	492,977	2,819,781
Timothy D. Taron	7,788,495	458,844	2,819,781
Roger J. Valine	7,754,922	492,417	2,819,781

(b)           The ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for 2011:

Votes For	Votes Against	Abstentions	Broker Non- Votes
10,772,321	151,781	143,018	N/A

(c)            The votes cast to approve the advisory vote on executive compensation are as set forth below:

Votes For	Votes Against	Abstentions	Broker Non- Votes
7,170,265	635,395	441,679	2,819,781

(d)           The votes cast for the advisory vote on the frequency of future advisory votes on executive compensation are as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non- Votes
4,001,407	3,226,969	527,832	491,131	2,819,781

In light of the shareholder advisory vote on the frequency of shareholder vote on executive compensation, the Board of Directors has determined that we will hold an advisory vote on executive compensation annually. Our Compensation Committee will reevaluate this determination after the next shareholder vote on the frequency of the advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

(Registrant)

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  May 27, 2011